Exhibit 10.16.1

AMENDED AND RESTATED

ALLIANT TECHSYSTEMS INC.

1990 EQUITY INCENTIVE PLAN

AMENDMENT AND RESTATEMENT AS OF MAY 11, 1998

THE PLAN

The Company hereby establishes the Alliant Techsystems Inc. 1990 Equity Incentive Plan (as set forth herein and from time to time amended, the “Plan”). This amendment and restatement of the Plan, as of May 11, 1998, shall be effective on the date (the “Restatement Effective Date”) the amendments to the Plan contained herein are approved by the affirmative vote of a majority of the shares of Stock represented and entitled to vote at a meeting of the stockholders of the Company within twelve months of May 11, 1998.

1. PURPOSE

The primary purpose of the Plan is to provide a means by which key employees of the Company and its Subsidiaries can acquire and maintain stock ownership, thereby strengthening their commitment to the success of the Company and its Subsidiaries and their desire to remain employed by the Company and its Subsidiaries. The Plan also is intended to attract and employ key employees and directors of the Company and to provide such employees and directors with additional incentive and reward opportunities designed to encourage them to enhance the profitable growth of the Company and its Subsidiaries.

2. DEFINITIONS

As used in the Plan, terms defined parenthetically immediately after their use shall have the respective meanings provided by such definitions and the terms defined in Exhibit A hereto shall have the respective meanings provided by such definitions (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

3. SCOPE OF THE PLAN

(a) An aggregate of 2,700,000 shares of Stock is hereby made available and is reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards. In addition, an aggregate of up to 1,000,000 shares of Stock is hereby made available and is reserved for delivery upon exercise of options granted pursuant to Article 16(b) to replace unexercised Honeywell Options. Subject to the foregoing limits, shares of Stock held as treasury shares by the Company may be used for or in connection with Awards.

(b) Subject to (i) Article 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and (ii) Article 3(c), up to 250,000 stock appreciation rights and 250,000 performance shares may be issued under the Plan.

(c) If and to the extent an Award shall expire or terminate for any reason without having been exercised in full (including, without limitation, a cancellation and regrant of an Award pursuant to Article 4(c) (vi)), or shall be forfeited, the shares of Stock, stock appreciation rights and performance shares associated with such Award shall become available for other Awards.

4. ADMINISTRATION

(a) Subject to Article 4(b), the Plan shall be administered by the Committee, which shall consist of not less than three persons who are directors of the Company and not employees of the Company or any of its Subsidiaries.

(b) The Board may, in its discretion, delegate to another committee of the Board any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of one or more directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has delegated the authority and responsibility of the Committee to such other committee, all references to the Committee in the Plan shall be to such other committee.

(c) The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

(i) to grant Awards,

(ii) to determine (A) when Awards may be granted, (B) whether or not specific stock appreciation rights shall be identified with a specific option or specific shares of restricted stock and, if so, whether they shall be exercisable cumulatively or in tandem with such options or restricted stock, and (C) whether or not specific performance units shall be identified with a specific option or specific shares of restricted stock and, if so, whether they shall be exercisable cumulatively or in tandem with such options or restricted stock,

(iii) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan,

(iv) to prescribe, amend, and rescind rules relating to the Plan, including, without limitation, rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee,

(v) to determine the terms and provisions of the written agreements by which all Awards shall be granted (“Award Agreements”) and, with the consent of the Grantee, to modify any such Award Agreement,

(vi) subject to Article 16(a), to cancel, with the consent of the Grantee, outstanding Awards, and to grant new Awards in substitution therefor,

(vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award,

(viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, and

(ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including, without limitation, requiring simultaneous exercise of related identified options, stock appreciation rights, performance units, and limiting the percentage of options, stock appreciation rights, and performance units which may from time to time be exercised by a Grantee.

The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

5. ELIGIBILITY

Awards may be granted to any employee or director of the Company or any of its Subsidiaries. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

6. CONDITIONS TO GRANTS

(a) General Conditions.

(i) The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified in advance by the Committee.

(ii) The term of each Award (subject to Articles 6(c) and 6(d) with respect to incentive stock options and Reload Options, respectively) shall be a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as herein provided.

(iii) A Grantee may, if otherwise eligible, be granted additional Awards in any combination; provided that no Grantee may be granted Awards identified with more than 250,000 shares of Stock in any calendar year.

(iv) The Committee may grant Awards with terms and conditions which differ among the Grantees thereof. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

(b) Grant of Options and Option Price. No later than the Grant Date of any option, the Committee shall determine the Option Price; provided that the Option Price (i) shall not be less than 100% of the Fair Market Value of the Stock on the Grant Date and (ii) unless such option relates to treasury shares, shall not be less than the par value of the Stock.

(c) Grant of Incentive Stock Options. At the time of the grant of any option, the Committee may designate that such option shall be made subject to additional restrictions to permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Internal Revenue Code. Any option designated as an incentive stock option:

(i) shall have an Option Price of (A) not less than 100% of the Fair Market Value of the Stock on the Grant Date or (B) in the case of a 10% Owner, not less than 110% of the Fair Market Value of the Stock on the Grant Date;

(ii) shall be for a period of not more than 10 years (five years, in the case of a 10% Owner) from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(iii) shall not have an aggregate Fair Market Value (determined for each incentive stock option at its Grant Date) of Stock with respect to which incentive stock options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee’s employer or any parent or subsidiary thereof (“Other Plans”)), determined in accordance with the provisions of Section 422 of the Internal Revenue Code, which exceeds $100,000 (the “$100,000 Limit”);

(iv) shall, if the aggregate Fair Market Value of Stock (determined on the Grant Date) with respect to all incentive stock options previously granted under the Plan and any Other Plans (“Prior Grants”) and any incentive stock options under such grant (the “Current Grant”) which are exercisable for the first time during any calendar year would exceed the $100,000 Limit, be exercisable as follows:

(A) the portion of the Current Grant exercisable for the first time by the Grantee during any calendar year which would be, when added to any portions of any Prior Grants exercisable for the first time by the Grantee during such calendar year with respect to stock which would have an aggregate Fair Market Value (determined as of the respective Grant Date for such options) in excess of the $100,000 Limit shall, notwithstanding the terms of the Current Grant, be exercisable for the first time by the Grantee in the first subsequent calendar year or years in which it could be exercisable for the first time by the Grantee when added to all Prior Grants without exceeding the $100,000 Limit; and

(B) if, viewed as of the date of the Current Grant, any portion of a Current Grant could not be exercised under the provisions of the immediately preceding sentence during any calendar year commencing with the calendar year in which it is first exercisable through and including the last calendar year in which it may by its terms be exercised, such portion of the Current Grant shall not be an incentive stock option, but shall be exercisable as a separate option at such date or dates as are provided in the Current Grant;

(v) shall be granted within 10 years from the Restatement Effective Date; and

(vi) shall require the Grantee to notify the Committee of any disposition of any Stock issued pursuant to the exercise of the incentive stock option under the circumstances described in

Section 421(b) of the Internal Revenue Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

Notwithstanding the foregoing and Article 4(c)(v), the Committee may take any action with respect to any option, including but not limited to an incentive stock option, without the consent of the Grantee, in order to prevent such option from being treated as an incentive stock option.

(d) Grant of Reload Options. The Committee may from time to time, in its discretion, adopt a policy, which policy shall not remain in effect for longer than 12 months at a time, but which may be adopted for successive 12-month periods, under which each Grantee who exercises while the policy is in effect an option for shares of Stock which have a Fair Market Value equal to not less than 100% of the Option Price for such options (or such greater percentage set forth in the policy) (“Exercised Options”) and paid the Option Price with shares of Stock shall be granted, subject to Article 3, additional options (“Reload Options”) in an amount equal to the sum (“Reload Number”) of the number of shares of Stock tendered to exercise the Exercised Options plus, if so provided by the Committee, the number of shares of Stock, if any, retained by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements.

Reload Options shall be subject to the following terms and conditions:

(i) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

(ii) the Reload Option may be exercised at any time during the unexpired term of the Exercised Option (subject to earlier termination thereof as provided in the Plan and in the applicable Award Agreement); and

(iii) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that (A) the Option Price shall be the Fair Market Value of the Stock on the Grant Date of the Reload Option and (B) no Reload Option may be exercised within one year from the Grant Date thereof.

(e) Grant of Shares of Restricted Stock.

(i) Before the grant of any shares of restricted stock, the Committee shall determine, in its discretion:

(A) whether the certificates for such shares shall be delivered to the Grantee or held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited,

(B) the per share purchase price of such shares (which, subject to clauses (1) and (2) of this sentence, may be zero), and

(C) the restrictions applicable to such grant; provided, however, that the per share purchase price of all such shares (other than treasury shares) shall be greater than or equal to the par value of such shares.

(ii) Payment of the purchase price (if greater than zero) for shares of restricted stock shall be made in full by the Grantee before the delivery of such shares and, in any event, no later than 10 days after the Grant Date for such shares. Such payment may, at the election of the Grantee, be made in any one or any combination of the following:

(A) cash,

(B) Stock valued at its Fair Market Value on the business day next preceding the date of payment, or

(C) with the approval of the Committee, shares of restricted stock, each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of payment;

provided that:

(1) in the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Article 11; and

(2) if the purchase price for restricted stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.

(iii) The Committee may, but need not, provide that all or any portion of a Grantee’s Award of restricted stock shall be forfeited:

(A) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, or

(B) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment.

(iv) If a share of restricted stock is forfeited, then:

(A) the Grantee shall be deemed to have resold such share of restricted stock to the Company at the lesser of (1) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (2) the Fair Market Value of a share of Stock on the date of such forfeiture;

(B) the Company shall pay to the Grantee the amount determined under clause (A) of this sentence as soon as is administratively practical; and

(C) such share of restricted stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (B) of this sentence.

(v) Any share of restricted stock shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of restricted stock become nonforfeitable, the Company shall cause certificates for such shares to be issued or reissued without such legend.

(f) Grant of Stock Appreciation Rights. When granted, stock appreciation rights may, but need not, be identified with shares of Stock subject to a specific option or specific shares of restricted stock of the Grantee (including any option or shares of restricted stock granted on or before the Grant Date of the stock appreciation rights) in a number equal to or different from the number of stock appreciation rights so granted. If stock appreciation rights are identified with shares of Stock subject to an option or with shares of restricted stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated stock appreciation rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such option or shares of restricted stock, (ii) the purchase of shares of Stock subject to such option, or (iii) the nonforfeitability of such shares of restricted stock, as the case may be.

(g) Grant of Performance Units and Performance Shares.

(i) Before the grant of any performance unit or performance share, the Committee shall:

(A) determine performance goals applicable to such grant,

(B) designate a period, of not less than one year nor more than seven years, for the measurement of the extent to which performance goals are attained (the “Measuring Period”), and

(C) assign a “Performance Percentage” to each level of attainment of performance goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment to be determined by the Committee from time to time (but not to exceed 100% in the case of performance shares).

(ii) In establishing performance goals, the Committee may consider such performance factor or factors as it deems appropriate, including, without limitation, net income, growth in net income, earnings per share, growth of earnings per share, return on equity, or return on capital. The Committee may, at any time, in its discretion, modify performance goals in order to facilitate their attainment for any reason, including, but not limited to, recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the performance goals as it deems appropriate.

(iii) When granted, performance units may, but need not, be identified with shares of Stock subject to a specific option or specific shares of restricted stock of the Grantee in a number equal to or different from the number of the performance units so granted. If performance units are identified with shares of Stock subject to an option or shares of restricted stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated performance units shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such option or shares of restricted stock, (ii) the purchase of shares of Stock subject to such option, or (iii) the nonforfeitability of such shares of restricted stock, as the case may be.

7. GRANTEE’S AGREEMENT TO SERVE

Each Grantee who is granted an Award shall, by executing such Grantee’s Award Agreement, agree that such Grantee will remain in the employ of the Company or any of its Subsidiaries for at least one year after the Grant Date. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of any Grantee as existed before the Effective Date.

8. NON-TRANSFERABILITY

Each Award (other than restricted stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. Each share of restricted stock shall be non-transferable until such share becomes nonforfeitable.

9. EXERCISE

(a) Exercise of Options. Subject to Articles 4(c)(vii), 10 and 15 and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments commencing not earlier than the Grant Date of such option. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

(i) cash,

(ii) Stock valued at its Fair Market Value on the business day next preceding the date of exercise, or

(iii) with the approval of the Committee, shares of restricted stock, each valued at the Fair Market Value of a share of Stock on the business day next preceding the date of exercise.

In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Article 11.

If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock, then a number of shares of Stock acquired on exercise of the option equal to the number of shares of Tendered Restricted Stock shall be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the option. If the Option Price for restricted stock is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the option shall be subject to such restrictions.

(b) Exercise of Stock Appreciation Rights. Subject to Articles 4(c) (vii), 10 and 15 and such terms and conditions as the Committee may impose, each stock appreciation right shall be exercisable not earlier than the first anniversary of the Grant Date of such stock appreciation right, to the extent the option with which it is identified, if any, may be exercised and to the extent the restricted stock with which it is identified, if any, is nonforfeitable, unless otherwise provided by the Committee. Stock appreciation rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of stock appreciation rights. Unless otherwise provided in the applicable Award Agreement, the exercise of stock appreciation rights which are identified with shares subject to an option or shares of restricted stock shall result in the cancellation or forfeiture of such option or shares of restricted stock, as the case may be, to the extent of such exercise.

The benefit for each stock appreciation right exercised shall be equal to the difference between:

(i) the Fair Market Value of a share of Stock on the date of such exercise

and

(ii) an amount equal to:

(A) in the case of a stock appreciation right identified with a share of Stock subject to an option, the Option Price of such option, unless the Committee in the grant of the stock appreciation right specified a higher amount, or

(B) in the case of any other stock appreciation right, the Fair Market Value of a share of Stock on the Grant Date of such stock appreciation right;

provided that the Committee, in its discretion, may provide that the benefit for any stock appreciation right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a stock appreciation right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.

(c) Exercise of Performance Units. Subject to Articles 10 and 15 and such terms and conditions as the Committee may impose, if, with respect to any performance unit, the minimum performance goals have been achieved during the applicable Measuring Period, then such performance unit shall be exercisable commencing on the later of (i) the first anniversary of the Grant Date or (ii) the first day after the end of the applicable Measuring Period. Performance units shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of performance units; provided, however, that performance units not identified with an option or shares of restricted stock shall be deemed exercised on the date on which they first become exercisable. Unless otherwise provided for in the applicable Award Agreement, the exercise of performance units which are identified with an option or shares of restricted stock shall result in the cancellation or forfeiture of such option or shares of restricted stock, as the case may be, to the extent of such exercise.

The benefit for each performance unit exercised shall be an amount equal to the product of:

(i) the Fair Market Value of a share of Stock on the Grant Date of the performance unit multiplied by

(ii) the Performance Percentage attained during the Measuring Period for such performance unit.

The benefit upon the exercise of a performance unit shall be payable as soon as is administratively practicable after the later of (i) the date the Grantee exercises or is deemed to exercise such performance unit, or (ii) the date (or dates in the event of installment payments) as provided in the applicable Award Agreement. Such benefit shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date such benefit is to be paid.

(d) Payment of Performance Shares. Subject to Articles 10 and 15 and such terms and conditions as the Committee may impose, if the minimum performance goals specified by the Committee with respect to an Award of performance shares have been achieved during the applicable Measuring Period, then the Company shall pay to the Grantee of such Award shares of Stock equal in number to the product of the number of performance shares specified in the applicable Award Agreement multiplied by the Performance Percentage achieved during such Measuring Period, except to the extent that the Committee in its discretion determines that cash be paid in lieu of some or all of such shares of Stock. The amount of cash payable in lieu of a share of Stock shall be determined by valuing such share at its Fair Market Value on the business day next preceding the date such cash is to be paid. Payments pursuant to this Article 9(d) shall be made as soon as administratively practical after the end of the applicable Measuring Period. Any performance shares with respect to which the performance goals have not been achieved by the end of the applicable Measuring Period shall expire.

10. EFFECTS OF A CHANGE OF CONTROL

(I) The following provisions of this Article 10 shall apply to Awards not covered by Article 10(II) below.

(a) Notwithstanding any other provisions of the Plan, after a Change of Control:

(i) all options, stock appreciation rights, and performance units granted under the Plan shall immediately be fully exercisable;

(ii) all shares of restricted stock shall immediately be nonforfeitable and freely transferable; and

(iii) the Company shall, within three business days after the date of the Change of Control, pay a benefit with respect to all performance shares computed pursuant to Article 10(I)(c).

(b) In the event of a Change of Control, the benefit, if any, payable with respect to any performance unit for which the Measuring Period has not ended shall be equal to the product of:

(i) the Fair Market Value of a share of Stock on the Grant Date of the performance unit multiplied successively by each of the following:

(ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of the Change of Control and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period (the “Time Proration Factor”); and

(iii) the Performance Percentage specified in the applicable Award Agreement for the achievement of “on plan” performance as of the end of the Measuring Period (the “On-Plan Performance Factor”).

(c) In the event of a Change of Control, the number of shares of Stock to be delivered, if any, with respect to any performance shares shall be equal to the number of performance shares granted multiplied successively by each of the following:

(i) the Time Proration Factor; and

(ii) the On-Plan Performance Factor.

(d) After a Change of Control, Article 7 shall not be construed to prevent the exercise of, or the payment of benefits pursuant to, a Grantee’s Award or the nonforfeitability of a Grantee’s shares of restricted stock, whether or not such Grantee remains employed for one year after the applicable Grant Date.

(II) The following provisions of this Article 10 shall apply to Awards granted on or after the Restatement Effective Date to any Grantee who is or becomes a Participant in the Alliant Techsystems Inc. Income Security Plan (the “Income Security Plan”) and shall be applicable so long as such Grantee is a Participant in the Income Security Plan. In the event a Grantee ceases to be a Participant in the Income Security Plan, the provisions of Article 10(I) shall apply to Awards held by such Grantee. In the event the Income Security Plan is terminated or amended so as to adversely affect the rights of Participants thereunder, the provisions of Article 10(I) shall apply to all Awards held by all Grantees.

In the event of a Qualifying Termination of a Participant in the Income Security Plan, (a) any unvested Award shall thereupon vest and (i) in the case of options, shall be exercisable for the lesser of the normal expiration date or three (3) years after the Date of Termination, and (ii) in the case of performance shares shall vest as of the Date of Termination on a pro rata basis according to the expired portion of the total measuring period over which the performance for such award is to be measured, and based upon deemed attainment of the target performance, or if greater, based upon the actual performance achieved, and (b) if the Stock ceases to be listed for trading on the New York Stock Exchange, American Stock Exchange or the National Market List of the National Association of Securities Dealers, Inc., Automated Quotation System (a “Trading System”) and any such Award is not replaced with an award for securities which are traded on a Trading System (which replacement award shall have the same or greater current value, as determined in good faith by the Board, or the Board of Directors of the Company’s successor), then the Participant shall be entitled to receive the value of any such Award (including any pro rata portion of performance shares, as described above) in cash (within ten (10) days of the date on which the Stock ceases to be traded on a Trading System) in an amount calculated based upon the highest price paid for the purchase of shares of Stock by a Person as of any date within six (6) months before or subsequent to a Change of Control (as defined in paragraph (g) (ii) of Exhibit A.

11. LOAN AND GUARANTEES

The Committee may, in its discretion:

(a) allow a Grantee to defer payment to the Company of all or any portion of (i) the Option Price of an option, (ii) the purchase price of a share of restricted stock, or (iii) any taxes associated with a benefit hereunder which is not a cash benefit at the time such benefit is so taxable, or

(b) cause the Company to guarantee a loan from a third party to the Grantee, in an amount equal to all or any portion of such Option Price, purchase price, or any related taxes.

Any such payment deferral or guarantee by the Company pursuant to this Article 11 shall be, on a secured or unsecured basis, for such periods, at such interest rates, and on such other terms and conditions as the Committee may determine. Notwithstanding the foregoing, a Grantee shall not be entitled to defer the payment of such Option Price, purchase price, or any related taxes unless the Grantee (i) enters into a binding obligation to pay the portion of the Option Price, purchase price, or any related taxes which is deferred and (ii) pays upon exercise of an option or grant of shares of restricted stock, as the case may be, an amount equal to or greater than the aggregate par value of all shares of Stock (other than treasury shares) to be then delivered. If the Committee has permitted a payment deferral or caused the Company to guarantee a loan pursuant to this Article 11, then the Committee may, in its discretion, require the immediate payment of such deferred amount or the immediate release of such guarantee upon the Grantee’s Termination of Employment or if the Grantee sells or otherwise transfers the Grantee’s shares of Stock purchased pursuant to such deferral or guarantee.

12. NOTIFICATION UNDER SECTION 83(B)

If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any option, or the grant of any share of restricted stock, make the election permitted under Section 83(b) of the Internal Revenue Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Internal Revenue Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Internal Revenue Code.

13. MANDATORY WITHHOLDING TAXES

(a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of restricted stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan or (iii) any combination of the foregoing.

(b) If any disqualifying disposition described in Article 6(c) (vi) is made with respect to shares of Stock acquired under an incentive stock option granted pursuant to the Plan or any election described in Article 12 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

14. ELECTIVE SHARE WITHHOLDING

(a) Unless otherwise provided by the Committee on or after the Grant Date, and pursuant to Article 14(b), a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of restricted stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to:

(i) the amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or

(ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.

(b) Each Share Withholding election by a Grantee shall be subject to the following restrictions:

(i) any Grantee’s election shall be subject to the Committee’s right to revoke its approval of Share Withholding by such Grantee at any time before the Grantee’s election; and

(ii) the Grantee’s election shall be irrevocable.

(c) The elective share withholding provisions of this Article 14 shall be available with respect to any Award, including Awards granted prior to the Restatement Effective Date.

15. TERMINATION OF EMPLOYMENT

(a) Restricted Stock and Performance Shares. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of restricted stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment, and a Grantee’s performance shares that have not become deliverable shall terminate upon the Grantee’s Termination of Employment.

(b) Other Awards. An unexercised option, stock appreciation right, or performance unit shall terminate upon the Grantee’s Termination of Employment, except that the Committee may provide on or after the Grant Date that:

(i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised option, stock appreciation rights, or performance units, to the extent exercisable on the date of the Grantee’s death, may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the option, stock appreciation rights, or performance units are transferred by will or the applicable laws of descent and distribution;

(ii) if the Grantee’s Termination of Employment is as a result of retirement, then any unexercised option, stock appreciation rights, or performance units, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within 90 days after such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such 90-day period, such option, stock appreciation rights, or performance units may be exercised by the deceased Grantee’s personal representative or by the person to whom the option, stock appreciation rights, or performance units are transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s Termination of Employment;

(iii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised option, stock appreciation rights, or performance units, to the extent exercisable at the date of such Termination of Employment, may be exercised, in whole or in part, at any time within one year after the date of such Termination of Employment; provided that, if the Grantee dies after such Termination of Employment and before the end of such one-year period, such option, stock appreciation rights, or performance units may be exercised by the deceased Grantee’s personal representative or by the person to whom the option, stock appreciation rights, or performance units are transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death.

(c) Other Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason, other than conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee’s habitual neglect of his duties, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following:

(i) that any unexercised option, stock appreciation rights, or performance units, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment;

(ii) that any option, stock appreciation rights, or performance units which are not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and, (B) to the extent such option, stock appreciation rights, or performance units have become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period;

(iii) that any shares of restricted stock that have not become nonforfeitable on or before the date of such Termination of Employment, and any performance shares that have not become deliverable on or before the date of such Termination of Employment may become nonforfeitable or deliverable, as the case may be, as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or

(iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Article 15(c), such option, stock appreciation rights, or performance units may be exercised by the deceased Grantee’s personal representative or by the person to whom the option, stock appreciation rights, or performance units are transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death.

(d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the maximum term permitted under the original Award Agreement unless the Committee explicitly extends such original term, in which case such term shall not be extended beyond the maximum term permitted by the Plan.

16. SUBSTITUTE AWARDS

(a) In the case of an Award to a Grantee who is not a Section 16 Grantee, the Committee may cancel, with the consent of a Grantee, any such Award, and may substitute a new Award therefor. The Committee may also, in its discretion, provide that the Grant Date of the canceled Award shall be the date used to determine the earliest date or dates for exercising the new substituted Award under Article 9 hereof so that the Grantee may exercise the substituted Award at the same time as if the Grantee had held the substituted Award since the Grant Date of the canceled Award.

(b) Options (“Replacement Options”) shall automatically be granted under the Plan to each Transferred Employee (as defined in the Distribution Agreement dated as of September 24, 1990 between Honeywell and the Company (the “Distribution Agreement”)) who holds unexercised options granted under the Honeywell Plans (“Honeywell Options”) at the Distribution Date (as defined in the Distribution Agreement); provided that such person executes an agreement before the Distribution Date or as of such later date as the Committee shall permit, providing for the substitution of Replacement Options for Honeywell Options, and enters into such additional agreements as the Committee shall determine to be necessary or appropriate to cancel such person’s right to exercise any Honeywell Options.

(i) The Option Price for a Replacement Option shall be determined by the following formula:

A =	B X C
D

Any fraction of a cent shall be rounded down (up in the case of an incentive stock option) to the next full cent.

(ii) The number of shares of Stock for which the Replacement Option is exercisable shall be determined in accordance with the following formula:

Number of shares =	E(D - B)
C - A

Any fractional share shall be rounded up (down in the case of an incentive stock option) to the next full share.

(iii) In the foregoing formulas,

“A” is the Option Price,

“B” is the option exercise price for a Honeywell Option,

“C” is the average of the fair market values of the Stock for each of the first three consecutive trading days on which the Stock is traded (regular way) on the New York Stock Exchange,

“D” is the fair market value of a share of Honeywell stock on the Distribution Date (without giving effect to the Distribution (as defined in the Distribution Agreement)), and

“E” is the number of shares of Honeywell stock for which the Honeywell Option was exercisable.

Solely for purposes of this Article 16(b), the fair market value of a security as of a date shall be the average of the high and low sale prices of such security on such date (as reported on the New York Stock Exchange Composite Tape).

(iv) Each Replacement Option shall have the same terms and conditions (other than the Option Price and the number of shares of Stock) as, and not give the Grantee any benefits which he did not have under, the corresponding Honeywell Option.

17. SECURITIES LAW MATTERS

(a) If the Committee deems necessary to comply with the Securities Act of 1933, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

(b) If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange on which are listed any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Article 17(b) shall expire on the date of any Change of Control.

18. FUNDING

Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.

19. NO EMPLOYMENT RIGHTS

Neither the establishment of the Plan, nor the granting of any Award shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans.

20. RIGHTS AS A STOCKHOLDER

A Grantee shall not, by reason of any Award (other than restricted stock) have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him. Shares of restricted stock held by a Grantee or held in escrow by the Secretary of the Company shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of restricted stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional restricted stock to the extent shares are available under Article 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to restricted stock shall be treated as additional shares of restricted stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.

21. NATURE OF PAYMENTS

Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

22. NON-UNIFORM DETERMINATIONS

Neither the Committee’s nor the Board’s determinations under the Plan need be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, to enter into non-uniform and selective Award Agreements as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment, under Article 15, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.

23. ADJUSTMENTS

The Committee shall make equitable adjustment of:

(a) the aggregate numbers of shares of Stock, performance shares, and stock appreciation rights, available under Articles 3(a) and 3(b),

(b) the number of shares of Stock, shares of restricted stock or performance shares covered by an Award,

(c) the Option Price, and

(d) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of stock appreciation rights or performance units to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, asset spin-off, reorganization or similar event of or by the Company.

24. AMENDMENT OF THE PLAN

The Board may from time to time in its discretion amend or modify the Plan without the approval of the stockholders of the Company, except to the extent required by applicable law or national securities exchange regulations, and except that, without stockholder approval, no amendment or modification will (a) except as permitted by Article 23, increase either (i) the aggregate number of shares of Stock made available and reserved for delivery on account of the exercise of Awards and payment of benefits in connection with Awards, as set forth in Article 3(a), or (ii) the maximum number of stock appreciation rights and performance shares that may be issued under the Plan, as set forth in Article 3(b), (b) increase the limitation set forth in Article 6 (a) (iii) on the maximum number of shares of Stock that may be covered by Awards to any one Grantee in any calendar year, (c) decrease the minimum Option Price set forth in Article 6(b) (i), or (d) eliminate the restriction against granting substitute Awards to Section 16 Grantees, as set forth in Article 16(a). In addition, no amendment of modification will adversely affect any of the rights of any Grantee, without such Grantee’s consent, under any Award previously granted under the Plan.

25. TERMINATION OF THE PLAN

The Plan shall terminate on such date as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

26. NO ILLEGAL TRANSACTIONS

The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

27. CONTROLLING LAW

The law of the State of Minnesota, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

28. SEVERABILITY

If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

EXHIBIT A

DEFINITIONS

(a) “Annual Base Salary” means a Participant’s annual, regular rate of cash compensation excluding all other elements of compensation such as, without limitation, incentive or other bonus awards, perquisites, stock options or stock awards, and retirement and Welfare Benefits.

(b) “Award” means options, shares of restricted stock, stock appreciation rights, performance units, or performance shares granted under the Plan.

(c) “Award Agreement” has the meaning specified in Article 4(c)(v).

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means:

(i) a Participant’s conviction of a felony (or guilty or nolo Contendere plea in connection therewith) or the indictment of a Participant on, or the Participant being charged with, a felony charge if either (x) such charge relates to the Company’s business or any activities engaged in by the Participant while on Company premises or while engaged in activities related to the Company’s business, or (y) such charge remains outstanding for thirty (30) days or more; or

(ii) a determination by the Board that a Participant has defrauded the Company; or

(iii) a determination by the Board that a Participant has committed a material breach of the duties and responsibilities of the Participant as an officer or employee of the Company, which breach is (i) demonstrably willful and deliberate, or committed in bad faith or without reasonable belief that the activity undertaken by the Participant is in the best interests of the Company and (ii) if subject to cure, not remedied within thirty (30) days after receipt of written notice from the Company specifying such breach.

(f) “Change Event” means:

(i) the acquisition after the Restatement Effective Date by any Person (other than the Company or a Subsidiary, or any Company employee benefit plan (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company directly or indirectly representing fifteen percent (15%) or more of the total number of shares of the Company’s then outstanding Voting Securities (excluding the sale or issuance of such securities directly by the Company, or where the acquisition of such securities is made by such Person from five (5) or fewer shareholders in a transaction or transactions approved in advance by the Board);

(ii) the public announcement by any Person of an intention to acquire the Company through a tender offer, exchange offer, or other unsolicited proposal; or

(iii) the individuals who, as of the Restatement Effective Date, are members of the Board (the Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that if the nomination for election of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this definition, be considered a member of the Incumbent Board. (g)(i) “Change of Control”, in the case of any Award granted prior to the Restatement Effective Date, means any of the following:

(A) the acquisition by any person or group of beneficial ownership of 20% (35% in the case of any Award granted on or after May 25, 1994) or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except that (1) no such person or group shall be deemed to own beneficially (x) any securities acquired directly from the Company pursuant to a written agreement with the Company or (y) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and (2) no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% (50% in the case of any Award granted on or after May 25, 1994) of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the then outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, as the case may be;

(B) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote or written consent of at least two thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the 1934 Act): or

(C) approval by the stockholders of the Company of (1) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% (50% in the case of any Award granted on or after May 25, 1994) of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (2) a liquidation or dissolution of the Company or (3) the sale or other disposition of all or substantially all of the assets of the Company.

For purposes of this definition, “person” means such term as used in Section 14(d) of the 1934 Act, “beneficial owner” means such term as defined in Rule 13d-3 under the 1934 Act, and “group” means such term as defined in Rule 13d-5(b) under the 1934 Act.

(g)(ii) “Change of Control” in the case of any Award granted on or after the Restatement Effective Date means any of the following:

(A) the acquisition by any “person” or group of persons (a “Person”), as such terms are used in Section 13(d) and 14(d) of the 1934 Act (other than the Company or a Subsidiary or any Company employee benefit plan (including its trustee)) of “beneficial ownership” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Company representing, directly or indirectly, more than fifty percent (50%) of the total number of shares of the Company’s then outstanding Voting Securities;

(B) consummation of a reorganization, merger or consolidation of the Company, or the sale or other disposition of all or substantially all of the Company’s assets (a “Business Combination”), in each case, unless, following such Business Combination, the individuals and entities who were the beneficial owners of the total number of shares of the Company’s outstanding Voting Securities immediately prior to both (1) such Business Combination, and (2) any Change Event occurring within twelve (12) months prior to such Business Combination, beneficially own, directly or indirectly, more than fifty percent (50%) of the total number of shares of the outstanding Voting Securities of the resulting corporation, or the acquiring corporation, as the case may be, immediately following such Business Combination (including, without limitation, the outstanding Voting Securities of any corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding Voting Securities; or

(C) any other circumstances (whether or not following a “Change Event”) which the Board determines to be a Change of Control for purposes of this Plan after giving due consideration to the nature of the circumstances then represented and the purposes of this Plan. Any such determination made by the Board shall be irrevocable except by vote of a majority of the members of the Board who voted in favor of making such determination.

For purposes of this definition, a “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent.

(h) “Change of Control Date” means the first date on which a Change of Control (as defined in paragraph (g)(ii) of Exhibit A) occurs.

(i) “Committee” means the committee of the Board appointed pursuant to Article 4.

(j) “Company” means Alliant Techsystems Inc., a Delaware corporation.

(k) “Date of Termination” means the date on which a Participant’s employment with the Company or a Subsidiary terminates, including by reason of a Qualifying Termination.

(l) “Disability” means, as relates to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e) (3) of the Internal Revenue Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration. “Disability” means, as relates to Article 10(II), with respect to a Participant, a determination by the Board that such Participant has become disabled within the meaning of the Company’s long term disability plan in effect at that time.

(m) “Effective Date” means September 28, 1990.

(n) “Fair Market Value” of any security of the Company or any other issuer means, as of any applicable date:

(i) if the security is listed for trading on the New York Stock Exchange, the closing price, regular way, of the security as reported on the New York Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

(ii) if a security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.’s NASDAQ National Market System (“NASDAQ/NMS”), the closing price, regular way, of the security on such exchange or NASDAQ/NMS, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

(iii) if a security is not listed for trading on a national securities exchange or authorized for quotation on NASDAQ/NMS, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported, or

(iv) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on NASDAQ/NMS or NASDAQ, the fair market value of the security as determined in good faith by the Committee.

(o) “Grant Date” means the date of grant of an Award determined in accordance with Article 6.

(p) “Grantee” means an individual who has been granted an Award.

(q) “Honeywell” means Honeywell Inc., a Delaware corporation.

(r) “Honeywell Option” has the meaning specified in Article 16(b).

(s) “Honeywell Plans” means the 1988 Honeywell Stock and Incentive Plan, the 1984 Honeywell Key Employee Stock Option Plan and the 1979 Honeywell Key Employee Stock Option Plan.

(t) “Income Security Plan” has the meaning specified in Article 10(II)

(u) “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Internal Revenue Code shall include references to successor provisions.

(v) “Measuring Period” has the meaning specified in Article 6(g)(i)(B).

(w) “1934 Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(x) “Option Price” means the per share purchase price of (i) Stock subject to an option or (ii) restricted stock subject to an option.

(y) “Participant” means each elected incumbent corporate officer, and each other individual or group of individuals as designated from time to time by the Committee as being entitled to the benefits provided under the Income Security Plan. Unless otherwise determined by the Committee, a Participant shall cease to be covered by the Income Security Plan automatically if such Participant ceases to be an elected corporate officer, or otherwise within a designated Participant group, provided that such change of status occurs prior to a Change of Control (as defined in paragraph (g) (ii) of Exhibit A).

(z) “Performance Percentage” has the meaning specified in Article 6(g)(i)(C).

(aa) “Plan” has the meaning specified in the introductory paragraph.

(bb) “Qualifying Termination” means any of the following:

(i) A termination of a Participant’s employment by action of the Company or a Subsidiary, as applicable, within two (2) years after a Change of Control Date, for any reason other than a termination for Cause or on account of a Participant’s Disability;

(ii) A termination of employment by written election of the Participant, delivered within two (2) years after a Change of Control Date, for one or both of the following reasons specified by such Participant:

(A) Change of Compensation. A reduction by the Company or a Subsidiary, as applicable, in such Participant’s Annual Base Salary or Target Annual Incentive Award below the rates in effect immediately prior to such Change of Control (as defined in paragraph (g) (ii) of Exhibit A) or the failure by the Company and such Subsidiary to continue Participant’s eligibility in any Welfare Benefits in which such Participant was participating immediately prior to such Change of Control unless such Welfare Benefits are terminated by the Company in their entirety, or the elimination of eligibility affects all employees of status comparable to the Participant, or such Participant is permitted to participate in other plans providing materially comparable Welfare Benefits to such Participant;

(B) Change of Location. The Company or a Subsidiary, as applicable, requiring such Participant to be based anywhere other than such Participant’s work location immediately prior to the Change of Control Date, as it may be changed thereafter with Participant’s consent, or a location within 75 miles from such location; unless such relocation is agreed to in writing by both the Company and the Participant, or is permitted by the terms of such Participant’s employment agreement with the Company; provided that, in the case of any such termination of employment by the Participant pursuant of paragraphs (A) or (B) above, such termination shall not be deemed a Qualifying Termination unless the Company receives written notice of such Participant’s claim of a Qualifying Termination within sixty (60) days after the occurrence of the events constituting the Participant’s reason for such termination and the Company or Subsidiary does not within thirty (30) days after receipt of such notice cure the stated reason therefor; or

(iii) A termination of a Participant’s employment by the Company or a Subsidiary within twelve (12) months after a Change Event if the Participant can demonstrate that such termination or reason for termination (A) was at the specific request of a third party with which the Company or the Subsidiary has entered into negotiations or an agreement with regard to a subsequent Change of Control; or (B) otherwise occurred in connection with, or in anticipation of, such Change of Control.

In the event that upon a Change of Control (as defined in paragraph (g)(ii) of Exhibit A) the Company ceases to be a publicly traded corporation, (x) such event will not, in and of itself constitute a reason for a Qualifying Termination under paragraph (ii) above unless one of the reasons set forth in paragraphs (ii)(A) or (B) above also occurs; and (y) Participants shall be entitled to the benefits of Article 10(II)(b), if applicable, whether or not there has been a Qualifying Termination. For purposes of this Plan, a termination of a Participant’s employment by Retirement shall not constitute a Qualifying Termination.

(cc) “Reload Option” has the meaning specified in Article 6(d).

(dd) “Restatement Effective Date” has the meaning specified in the introductory paragraph.

(ee) “Retirement” means the voluntary retirement of a Participant pursuant to a retirement plan of the Company or any relevant Subsidiary.

(ff) “SEC” means the Securities and Exchange Commission.

(gg) “Section 16 Grantee” means a person subject to potential liability with respect to equity securities of the Company under Section 16(b) of the 1934 Act.

(hh) “Stock” means common stock of the Company, par value $.01 per share.

(ii) “Subsidiary” means a corporation as defined in Section 424(f) of the Internal Revenue Code with the Company being treated as the employer corporation for purposes of this definition.

(jj) “Target Annual Incentive Award” means Participant’s target annual cash incentive bonus award as determined at the start of the Company’s fiscal year in which the Change of Control (as defined in paragraph (g)(ii) of Exhibit A) occurs.

(kk) “10% Owner” means a person who owns stock (including stock treated as owned under Section 425(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(ll) “Termination of Employment” occurs the first day an individual is for any reason no longer employed by the Company or any of its Subsidiaries, or with respect to an individual who is an employee of a Subsidiary, the first day the Company no longer owns voting securities possessing at least 50% of the aggregate voting power of such Subsidiary’s outstanding voting securities.

(mm) “Voting Securities” means any shares of the capital stock or other securities of the Company that are generally entitled to vote in elections for directors.

(nn) “Welfare Benefits” means coverage and benefits to the Participant under the Company’s then applicable health, disability, executive placement or life insurance programs or under a retirement plan generally applicable to employees of status comparable to a Participant.